SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
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1 Corporate Way

Lansing, MI 48951

517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson National”) or Jackson National Life Insurance Company of New York (“Jackson National NY”) are invested in sub-accounts of separate accounts established by Jackson National or Jackson National NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

At a meeting held on May 27-29, 2026, the Board of Trustees (the “Board”) of the Trust approved the following sub-adviser changes for two strategies, or sleeves, for the JNL Multi-Manager Mid Cap Fund (the “Fund”), a series of the Trust, effective June 8, 2026 (the “Sub-Adviser Changes”):

•	Replacement of Champlain Investment Partners, LLC (“Champlain”) as sub-adviser for the portion of the Fund’s assets sub-advised by Champlain (the “Champlain Strategy”) with Invesco Advisers, Inc. (“Invesco”). With this change, the Champlain Strategy was renamed the “Invesco Strategy.”

•	Replacement of Kayne Anderson Rudnick Investment Management, LLC (“KAR”) as sub-adviser for the portion of the Fund’s assets sub-advised by KAR (the “KAR Strategy”) with FIAM LLC (“FIAM”). With this change, the KAR Strategy was renamed the “FIAM Strategy.”

Enclosed please find the Trust’s Information Statement regarding the Sub-Adviser Changes The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed a supplement to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely,
/s/ Mark D. Nerud
Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 10, 2026

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL Multi-Manager Mid Cap Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL Multi-Manager Mid Cap Fund

The Information Statement details two recent sub-adviser changes relating to two existing strategies, or sleeves, for the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of Invesco Advisers, Inc. to replace Champlain Investment Partners, LLC (“Champlain”) as sub-adviser for the portion of the Fund’s assets sub-advised by Champlain, and also approved the appointment of FIAM LLC to replace Kayne Anderson Rudnick Investment Management, LLC (“KAR”) as sub-adviser for the portion of the Fund’s assets sub-advised by KAR. These changes were effective June 8, 2026. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of June 8, 2026, will receive this Notice. This Notice will be sent to contract owners on or about July 10, 2026. The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl_mm_midcap_infostmt.html until October 7, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL Multi-Manager Mid Cap Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 121 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

At a meeting held on May 27-29, 2026 (the “May 2026 Board Meeting”), the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), approved the following sub-adviser changes for two strategies, or sleeves, of the JNL Multi-Manager Mid Cap Fund (the “Fund”), a series of the Trust, effective June 8, 2026 (the “Sub-Adviser Changes”):

•	Replacement of Champlain Investment Partners, LLC (“Champlain”) as sub-adviser for the portion of the Fund’s assets sub-advised by Champlain (the “Champlain Strategy”) with Invesco Advisers, Inc. (“Invesco”). With this change, the Champlain Strategy was renamed the “Invesco Strategy.”

•	Replacement of Kayne Anderson Rudnick Investment Management, LLC (“KAR”) as sub-adviser for the portion of the Fund’s assets sub-advised by KAR (the “KAR Strategy”) with FIAM LLC (“FIAM”). With this change, the KAR Strategy was renamed the “FIAM Strategy.”

In conjunction with the Sub-Adviser Changes, the Board, including a majority of Independent Trustees of the Fund, approved the following agreement amendments, effective June 8, 2026 (together, the “Amendments”):

•	an amendment to the investment sub-advisory agreement between JNAM and Invesco (the “Invesco Sub-Advisory Agreement”) appointing Invesco as the Sub-Adviser for the Champlain Strategy (now the “Invesco Strategy”) of the Fund (the “Invesco Amendment”),

•	an amendment to the investment sub-advisory agreement between JNAM and FIAM (the “FIAM Sub-Advisory Agreement”) appointing FIAM as the Sub-Adviser for the KAR Strategy (now the “FIAM Strategy”) of the Fund (the “FIAM Amendment”).

Invesco and FIAM each serve as Sub-Adviser to one or more other funds of the Trust pursuant to the Invesco Sub-Advisory Agreement and FIAM Sub-Advisory Agreement, respectively.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the Invesco Amendment and the FIAM Amendment (together, the “Amendments”), and about the Sub-Adviser Changes effective June 8, 2026. The Fund is currently managed by four unaffiliated Sub-Advisers, and until June 8, 2026, Champlain and KAR were two of those Sub-Advisers.

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Prior to June 8, 2026, Champlain and KAR provided day-to-day management for the Champlain Strategy and the KAR Strategy of the Fund, respectively. Effective June 8, 2026, Invesco replaced Champlain as the Sub-Adviser for the Champlain Strategy and FIAM replaced KAR as Sub-Adviser for the KAR Strategy of the Fund; and Invesco and FIAM began providing the day-to-day management for the Invesco Strategy and FIAM Strategy of the Fund, respectively.

There were no changes to the sub-advisory arrangements with the other Sub-Advisers for the Fund as a result of the Sub-Adviser Changes.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

Invesco, a Delaware corporation, is located at located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309.

FIAM, a Delaware limited liability company, is located at 900 Salem Street, Smithfield, Rhode Island 02917.

This Information Statement is being provided to shareholders of record for the Fund as of June 8, 2026. It will be mailed on or about July 10, 2026.

II.	Changes to Fund Investment Objective and Principal Investment Strategies

The Fund’s name did not change as a result of the Sub-Adviser Changes.

The Fund’s investment objective changed as a result of the Sub-Adviser Changes. Effective June 8, 2026, the investment objective for the Fund is as follows:

Investment Objective. The investment objective of the Fund is capital appreciation and long-term total return.

The Fund’s principal investment strategies also changed as a result of the of the Sub-Adviser Changes. Effective June 8, 2026, the principal investment strategies for the Fund, and in particular the FIAM Strategy and Invesco Strategy, are as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets (net assets plus the amount of any borrowings for investment purposes) in the equity securities of mid-capitalization companies that, when purchased, have market capitalizations within the range of companies in the Morningstar US Mid Cap Index. As of December 31, 2025, the Morningstar US Mid Cap Index included companies with market capitalizations from approximately $2.14 billion to $108.96 billion.

The Fund has flexibility in the relative weighting of each asset class and expects to vary the percentages of assets invested in each asset class from time to time. The Fund also maintains the flexibility to invest in securities of companies from a variety of sectors, but from time to time, the Fund may have significant investments in particular sectors, including but not limited to industrials. JNAM’s allocations to the underlying Sub-Advisers will be a function of a variety of factors including each underlying strategy’s expected returns, volatility, correlation, and contribution to the Fund’s overall risk profile.

Four unaffiliated investment managers (“Sub-Advisers”) generally provide day to day management for a portion of the Fund’s assets (each portion is sometimes referred to as a “sleeve”). Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM is also responsible for selecting the Fund’s investment strategies and for determining the amount of Fund assets to allocate to each Sub-Adviser. Based on JNAM’s ongoing evaluation of the Sub-Advisers, JNAM may adjust allocations among Sub-Advisers.

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JNAM also may choose to allocate the Fund’s assets to additional Sub-Advisers or to replace/remove Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.

JNAM may also manage Fund assets directly to seek to enhance returns, or to hedge and to manage the Fund’s cash and short-term instruments.

Below are the principal investment strategies for each Sub-Adviser's strategy, but the Sub-Advisers may also implement other investment strategies in keeping with their respective strategy's objective.

FIAM Strategy

FIAM LLC (“FIAM”) constructs the FIAM Strategy by investing primarily in common stocks of medium-sized companies that FIAM believes have above average growth potential. The FIAM Strategy may also invest in larger or smaller companies, in securities of domestic and foreign issuers, and in derivative instruments that provide investment exposure to these investments or exposure to one or more market risk factors associated with such investments.

Invesco Strategy

Invesco Advisers, Inc. (“Invesco”) constructs the Invesco Strategy by investing primarily in equity securities of mid-capitalization issuers and in derivatives and other instruments that have economic characteristics similar to such securities. The Invesco Strategy mainly invests in common stocks of U.S. companies that Invesco expects to have above-average growth rates. The Invesco Strategy seeks to invest in newer companies or in more established companies that are in the early growth phase of their business cycle, which is typically marked by above average growth rates. The Invesco Strategy may also invest in companies in other market capitalization ranges and in securities of issuers in any country, including developed countries and emerging market countries (i.e., those that are generally in the early stages of their industrial cycles).

River Road Strategy

River Road Asset Management, LLC (“River Road”) primarily invests in equity securities of mid-capitalization companies that River Road believes are undervalued. The River Road Strategy may invest a portion of its assets in companies of other market capitalizations (measured at the time of acquisition), real estate investment trusts (“REITs”), and foreign securities.

Victory Sycamore Strategy

Victory Capital Management Inc., through its investment franchise, Sycamore Capital, (“Victory Capital”) invests in equity securities of mid-capitalization companies. The Victory Sycamore Strategy may invest a portion of its assets in equity securities of foreign companies traded on U.S. exchanges, including American and Global Depositary Receipts (“ADRs” and “GDRs”).

Victory Capital invests in companies that it believes to be high quality based on criteria such as market share position, profitability, balance sheet strength, competitive advantages, management competence and the ability to generate excess cash flow. Victory Capital uses a bottom-up investment process in conducting fundamental analysis to identify companies that have sustainable returns trading below Victory Capital’s assessment of intrinsic value and prospects for an inflection in business fundamentals that will enable the stock price to be revalued higher. Victory Capital may sell a security if it believes the stock has reached its fair value estimate, if a more attractive opportunity is identified, or if the fundamentals of the company deteriorate.

III.	Investment Sub-Advisory Agreements with Invesco Advisers, Inc. and FIAM LLC

Champlain previously served as Sub-Adviser to the Champlain Strategy of the Fund pursuant to a Sub-Advisory Agreement between JNAM and Champlain, effective September 13, 2021, as amended (the “Champlain Sub-Advisory Agreement”). At the May 2026 Board Meeting, the Board, including a majority Independent Trustees of the Fund, approved the replacement Champlain with Invesco as Sub-Adviser to the Champlain Strategy of the Fund, the termination of Champlain as Sub-Adviser to the Champlain Strategy of the Fund, the termination of the Champlain Sub-Advisory Agreement in its entirety, and the Invesco Amendment appointing Invesco as the Sub-Adviser to the Champlain Strategy, which was renamed the Invesco Strategy of the Fund, each effective June 8, 2026. Champlain no longer serves as Sub-Adviser to any funds of the Trust pursuant to the termination of the Champlain Sub-Advisory Agreement.

KAR previously served as Sub-Adviser to the KAR Strategy of the Fund, pursuant to a Sub-Advisory Agreement between JNAM and KAR, effective August 30, 2024 (the “KAR Sub-Advisory Agreement”). At the May 2026 Board Meeting, the Board, including a majority Independent Trustees of the Fund, approved the replacement of KAR with FIAM as the Sub-Adviser to the KAR Strategy of the Fund, the termination of KAR as Sub-Adviser to the KAR Strategy of the Fund, the termination of the KAR Sub-Advisory Agreement with respect to the KAR Strategy of the Fund, and the FIAM Amendment appointing FIAM as the Sub-Adviser to KAR Strategy, which was renamed the FIAM Strategy of the Fund, each effective June 8, 2026. KAR continues to serve as Sub-Adviser to other funds of the Trust pursuant to the KAR Sub-Advisory Agreement.

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Invesco Advisers, Inc. and the Invesco Sub-Advisory Agreement

Invesco is Sub-Adviser to the Invesco Strategy of the Fund pursuant to the Invesco Amendment, effective June 8, 2026. Pursuant to the Order, shareholder approval was not required for the Invesco Amendment because Invesco is not affiliated with JNAM. Invesco is also Sub-Adviser to another fund of the Trust pursuant to the Invesco Sub-Advisory Agreement between JNAM and Invesco, effective September 1, 2022, as amended, which was most recently approved by the Board at a meeting held on August 27-28, 2025.

The Invesco Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees. The Invesco Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, on sixty days’ written notice by the Board (including the majority of the Independent Trustees), by vote of a majority of the outstanding voting securities of the Fund, the Adviser (with consent of the Board, including the majority of the Independent Trustees), or Invesco. The Invesco Sub-Advisory Agreement also terminates automatically in the event of its assignment.

The Invesco Sub-Advisory Agreement generally provides that Invesco, its officers, directors, employees, agents or affiliates will not be subject to any liability to JNAM or the Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund, any shareholder of the Fund or JNAM in connection with the performance of Invesco’s duties under the Invesco Sub-Advisory Agreement, except for a loss resulting from Invesco’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Invesco Sub-Advisory Agreement.

FIAM LLC and the FIAM Sub-Advisory Agreement

FIAM is Sub-Adviser to the FIAM Strategy of the Fund pursuant to the FIAM Amendment, effective June 8, 2026. Pursuant to the Order, shareholder approval was not required for the FIAM Amendment because FIAM is not affiliated with JNAM. FIAM is also Sub-Adviser to other funds of the Trust pursuant to the FIAM Sub-Advisory Agreement between JNAM and FIAM, effective September 13, 2021, as amended, which was most recently approved by the Board at a meeting held on August 27-28, 2025.

The FIAM Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The FIAM Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, on sixty days’ written notice by the Board (including the majority of the Independent Trustees), by vote of a majority of the outstanding voting securities of the Fund, the Adviser (with consent of the Board, including the majority of the Independent Trustees), or FIAM. The FIAM Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the Amended & Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021 (the “JNAM Investment Advisory Agreement”). The FIAM Sub-Advisory Agreement will also terminate upon written notice of a material breach of the FIAM Sub-Advisory Agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The FIAM Sub-Advisory Agreement generally provides that FIAM, its directors, officers, members, employees, or agents will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of FIAM’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the FIAM Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

The management fees paid by the Fund did not increase as a result of the Sub-Adviser Changes. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

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JNL Multi-Manager Mid Cap Fund
Advisory Fee Rates Before and After the Sub-Adviser Changes
Net Assets	Rate
$0 to $500 million	0.625%
$500 million to $1 billion	0.600%
$1 billion to $3 billion	0.580%
$3 billion to $5 billion	0.570%
Over $5 billion	0.560%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2025. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the Sub-Adviser Changes occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager Mid Cap Fund	$7,647,220	0.63%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the Amendments, the sub-advisory fee paid by the Adviser to Invesco for managing the Invesco Strategy and to FIAM for managing the Invesco Strategy is different than the sub-advisory fee that was paid to Champlain for managing the Champlain Strategy and to KAR for managing the KAR Strategy of the Fund.

Under the Champlain Sub-Advisory Agreement and KAR Sub-Advisory Agreement, Champlain and KAR were respectively paid a sub-advisory fee equal to a percentage of the Champlain Strategy and KAR Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Mid Cap Fund
Sub-Advisory Rates before the Sub-Adviser Changes
Champlain Investment Partners, LLC (for the portion of the Average Daily Net Assets managed by Champlain)
Net Assets	Annual Rate[1]
$0 to $150 million	0.70%
$150 million to $250 million	0.60%
Assets over $250 million	0.40%
Kayne Anderson Rudnick Investment Management, LLC (for the portion of the Average Daily Net Assets managed by KAR)
Net Assets	Annual Rate
$0 to $150 million	0.38%
Amounts over $150 million	0.35%
[1]	Champlain requires that assets less than $250 million be accompanied by a fee schedule of 0.70% on assets up to $150 million, 0.60% on assets from $150 million to $250 million, and 0.40% on all assets greater than $250 million. If total assets are greater than $250 million, 0.40% on all assets.

Under the Amendments, Invesco and FIAM are respectively paid a sub-advisory fee equal to a percentage of the Invesco Strategy and FIAM Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Mid Cap Fund
Sub-Advisory Rates after the Sub-Adviser Changes
Invesco Advisers, Inc. (for the portion of the Average Daily Net Assets managed by Invesco)
Net Assets	Annual Rate[1]
$0 to $100 million	0.35%
$100 million to $250 million	0.33%
$250 million to $1 billion	0.30%
Amounts over $1 billion	0.28%

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FIAM LLC (for the portion of the Average Daily Net Assets managed by FIAM)
Net Assets	Annual Rate[2]
$0 to $500 Million	0.32%
$500 Million to $1 Billion	0.30%
Over $1 Billion	0.28%
[1]	For the purpose of calculating the sub-advisory fee for the portion of Average Daily Net Assets managed by Invesco, Invesco applies a fee discount based on the average daily aggregate net assets of the JNL Series Trust funds sub-advised by Invesco.
[2]	For the purpose of calculating the sub-advisory fee for the portion of Average Daily Net Assets managed by FIAM, FIAM applies a fee discount based on the average daily aggregate net assets of the JNL Series Trust funds sub-advised by FIAM.

 For the year ended December 31, 2025, JNAM paid Champlain $1,450,278 (0.43% of net assets) in sub-advisory fees for its services to the Champlain Strategy of the Fund. The pro forma sub-advisory fees would have been lower than the fees paid to Champlain, assuming the Invesco Amendment was in place for the applicable period.

For the year ended December 31, 2025, JNAM paid KAR $995,213 (0.37% of net assets) in sub-advisory fees for its services to the KAR Strategy of the Fund. The pro forma sub-advisory fees would have been lower than the fees paid to KAR, assuming the FIAM Amendment was in place for the applicable period.

IV.	Descriptions of Invesco Advisers, Inc. and FIAM LLC

Invesco Advisers, Inc.

Invesco is a Delaware corporation located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309. Invesco, an investment adviser since 1976, is an indirect, wholly owned subsidiary of Invesco Ltd., a publicly traded company that, through its subsidiaries, engages in the business of investment management on an international basis.

Executive/Principal Officers and Directors of Invesco located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309:

Names	Title
Tony L. Wong	Chairman, Director, President, and Chief Executive Officer
Jeffrey H. Kupor	Director
Laura A. Dukes	Director
Todd Kuehl	Chief Compliance Officer
Terry G. Vacheron	Chief Financial Officer
Mark W. Gregson	Chief Accounting Officer and Controller
Greg Ketron	Treasurer
Crissie Wisdom	Anti-Money Laundering Compliance Officer

The following table lists the person(s) that directly, indirectly, and beneficially, own 10% or more of the outstanding voting securities of Invesco, as of April 30, 2026.

Name	Address	Entity in which Interest is Owned	Basis of Control
Invesco Group Services, Inc.	1331 Spring Street NW, Suite 2500 Atlanta, Georgia 30309	Invesco Advisers, Inc.	Sole Shareholder (100%)
OppenheimerFunds, Inc. (US)	Two World Financial Center 225 Liberty Street, 11th Floor New York, New York 10281	Invesco Group Services, Inc.	Sole Shareholder (100%)
Oppenheimer Acquisition Corp	Two World Financial Center 225 Liberty Street, 11th Floor New York, New York 10281	OppenheimerFunds, Inc. (US)	Sole Shareholder (100%)
Invesco Holding Company (US), Inc.	1555 Peachtree Street NE, Suite 1800 Atlanta, Georgia 30309	Oppenheimer Acquisition Corp	Sole Shareholder (100%)

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Invesco Holding Company Limited	Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire RG9 1HH United Kingdom	Invesco Holding Company (US), Inc.	Sole Shareholder (100%)
Invesco Ltd.	1555 Peachtree Street NE, Suite 1800 Atlanta, Georgia 30309	Invesco Holding Company Limited	Sole Shareholder (100%)

As the Sub-Adviser to the Invesco Strategy of the Fund, Invesco provides the Invesco Strategy with investment research, advice, and supervision, and manages the Invesco Strategy’s portfolio consistent with its investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund are listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of June 8, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of Invesco, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in Invesco or any other entity controlling, controlled by or under common control with Invesco. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which Invesco, any parent or subsidiary of Invesco, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager Mid Cap Fund (Invesco Strategy)

The portfolio managers responsible for management of the Invesco Strategy of the Fund are Ronald J. Zibelli, Jr. and Justin Livengood.

Ronald J. Zibelli, Jr.

Ronald J. Zibelli, Jr., CFA, has been Lead Portfolio Manager for the Invesco Discovery Mid Cap Growth Fund since 2019 and has been associated with Invesco and/or its affiliates since 2019.

Justin Livengood

Justin Livengood, CFA, has been Portfolio Manager for the Invesco Discovery Mid Cap Growth Fund since 2019 and has been associated with Invesco and/or its affiliates since 2019.

FIAM LLC

FIAM is a Delaware limited liability company located at 900 Salem Street, Smithfield, Rhode Island 02917. FIAM is an indirectly held, wholly owned subsidiary of FMR LLC (“FMR”).

Executive/Principal Officers and Directors of FIAM:

Names	Title	Location
Casey M. Condron	Head of FIAM Institutional Client Group, Director	900 Salem Street, Smithfield, Rhode Island 02917
Risteard Hogan	President, Director	245 Summer Street, Boston, Massachusetts 02210
Martin McGee	Chief Financial Officer, Director	245 Summer Street, Boston, Massachusetts 02210
Christian G. Pariseault	Director	245 Summer Street, Boston, Massachusetts 02210
Kimberly L. Perry	Director	245 Summer Street, Boston, Massachusetts 02210
Horace Codjoe	Vice President	900 Salem Street, Smithfield, Rhode Island 02917
Thomas Vercillo	Treasurer	900 Salem Street, Smithfield, Rhode Island 02917
Joseph Benedetti	Secretary	499 Washington Blvd., Jersey City, New Jersey 07310
Brian C. McLain	Assistant Secretary	155 Seaport Blvd., Boston, Massachusetts 02210
Stephanie J. Brown	Chief Compliance Officer	245 Summer Street, Boston, Massachusetts 02210

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FIAM is a Fidelity Investments company and is wholly owned by FIAM Holdings LLC, which in turn is owned by FMR. FMR is the ultimate parent company of FIAM.

As the Sub-Adviser to the FIAM Strategy of the Fund, FIAM provides the FIAM Strategy of the Fund with investment research, advice, and supervision, and manages the FIAM Strategy’s portfolio consistent with its investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund are listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of June 8, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of FIAM, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in FIAM or any other entity controlling, controlled by or under common control with FIAM. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which FIAM, any parent or subsidiary of FIAM, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager Mid Cap Fund (FIAM Strategy)

The portfolio manager responsible for management of the FIAM Strategy of the Fund is Shilpa Mehra.

Shilpa Mehra

Shilpa Mehra is a Portfolio Manager at Fidelity Investments.

There were no changes to the portfolio managers of the existing strategies managed by the other Sub-Advisers of the Fund as a result of Sub-Adviser Changes.

V.	Other Investment Companies Advised by Invesco Advisers, Inc. and FIAM LLC

Invesco Advisers, Inc.

The following table sets forth the size and rate of compensation for other funds advised by Invesco having similar investment objectives and policies as those of the Invesco Strategy of the Fund.

Similar Mandate	Assets Under Management as of April 30, 2026 (in millions)	Rate of Compensation
Invesco Discovery Mid Cap Growth Fund	$6,715.7	$0 to $500 million: 0.68% $500 million to $1 billion: 0.65% $1 billion to $5 billion: 0.62% Amounts over $5 billion: 0.60%
Invesco V.I. Discovery Mid Cap Growth Fund	$640.8

$0 to $200 million: 0.75%

$200 million to $400 million: 0.72%

$400 million to $600 million: 0.69%

$600 million to $800 million: 0.66%

$800 million to $1.5 billion: 0.60%

Amounts over $1.5 billion: 0.58%

Subadvised Fund 1	$198.8	$0 to $100 million: 0.35% $100 million to $250 million: 0.33% $250 million to $1 billion: 0.30% Amounts over $1 billion: 0.28%
Subadvised Fund 2	$424.8	$0 to $100 million: 0.35% $100 million to $250 million: 0.33% $250 million to $1 billion: 0.30% Amounts over $1 billion: 0.28%

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FIAM LLC

The following table sets forth the size and rate of compensation for other funds advised by FIAM having similar investment objectives and policies as those of the FIAM Strategy of the Fund.

Similar Mandate	Assets Under Management as of April 30, 2026 (in millions)	Rate of Compensation
Fidelity Growth Strategies Fund*	$3,866.5	0.68%
*	Fidelity Growth Strategies Fund is advised by FIAM’s parent company, FMR.

 VI.       Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At the May 2026 Board Meeting, the Board, including a majority of the Independent Trustees, considered information relating to the Sub-Adviser Changes and the Amendments.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Amendments. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the Amendments. With respect to its approval of the Amendments, the Board noted that Amendments were with Sub-Advisers that already provide services to existing funds in the Trust. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the Amendments whereby Invesco and FIAM replaced Champlain and KAR, respectively, as Sub-Advisers to the Fund.

In reviewing the Amendments and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by Invesco, FIAM, and the Adviser for the May 2026 Board Meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to Invesco and FIAM through their relationships with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the Amendments. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the Amendments, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM, Invesco, and FIAM and to consider the terms of the Amendments. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the Amendments are in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality and extent of the services provided and to be provided by Invesco and FIAM. The Board noted JNAM’s evaluation of Invesco and FIAM, as well as JNAM’s recommendation, based on its review of Invesco and FIAM, in connection with its approval of the Amendments.

The Board reviewed the qualifications, backgrounds, and responsibilities of Invesco’s and FIAM’s portfolio managers who would be responsible for the day-to-day management of the Invesco Strategy and FIAM Strategy, respectively. The Board reviewed information pertaining to Invesco’s and FIAM’s organizational structures, senior management, financial condition, investment operations, and other relevant information pertaining to Invesco and FIAM. The Board considered compliance reports about Invesco and FIAM from the Trust’s Chief Compliance Officer.

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Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent and quality of the services to be provided by Invesco under the Invesco Amendment and by FIAM under the FIAM Amendment.

Investment Performance

The Board reviewed the performance of Invesco’s and FIAM’s proposed investment mandates with similar investment strategies as compared to the Fund, the Fund’s benchmark index, and the Fund’s peer group returns. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendments.

Costs of Services

The Board reviewed the fees to be paid by JNAM to Invesco and FIAM. The Board noted that the Fund’s sub-advisory fees would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the proposed sub-advisory fees for Invesco and FIAM are lower than the sub-advisory fees for Champlain and KAR, respectively, and lower than the peer group average. The Board noted that the Fund’s advisory fee is lower than the peer group average and the Fund’s total expense ratio is equal to the peer group average.  The Board considered that in conjunction Sub-Adviser Changes, JNAM implemented a voluntary advisory fee waiver effective June 8, 2026, lowering the Fund’s advisory fee and total expense ratio further. In this regard, the Board noted that the proposed advisory fee will be lower than the current advisory fee and the peer group average.  The Board also noted that the Fund’s total expense ratio, after taking account of the proposed advisory and sub-advisory fee changes, will be lower than the current total expense ratio and the peer group average.  The Board concluded that the advisory and sub-advisory fees are in the best interests of the Fund and its shareholders in light of the services to be provided.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM, Invesco, and FIAM. The Board also considered JNAM’s voluntary fee waiver for the Fund. The Board determined that profits expected to be realized by JNAM, Invesco, and FIAM were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM, Invesco, and FIAM, the Board noted that the advisory fee arrangements for the Fund and Invesco’s and FIAM’s proposed sub-advisory fee arrangements contain breakpoints that decrease the fee rate as assets increase. The Board noted that the sub-advisory fees for the Fund are paid by JNAM (not the Fund). The Board concluded that the fees in some measure share economies of scale with shareholders.

Other Benefits to Invesco and FIAM

 In evaluating the benefits that may accrue to Invesco and FIAM through their relationships with the Fund, the Board noted that Invesco and FIAM may from time to time pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that Invesco and FIAM are not required to participate in the meetings, and that recommendations to hire or fire Invesco or FIAM are not influenced by Invesco’s or FIAM’s willingness to participate in the meetings.

In evaluating the benefits that may accrue to Invesco and FIAM through their relationships with the Fund, the Board noted that Invesco and FIAM may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of Invesco and FIAM as a result of their relationships with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendments.

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VII.       Additional Information

Ownership of the Fund

As of June 8, 2026, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL Multi-Manager Mid Cap Fund (Class A)	19,695,591.711
JNL Multi-Manager Mid Cap Fund (Class I)	32,126,406.842

As of June 8, 2026, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson National, Jackson National Life Insurance Company of New York (“Jackson National NY”), certain affiliated funds organized as funds-of-funds, and certain non-qualified retirement plans, Jackson National and Jackson National NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of June 8, 2026, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL Multi-Manager Mid Cap Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
JNL Moderate Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	18.19%
JNL Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	17.97%
JNL/JPMorgan Managed Growth Fund	1 Corporate Way Lansing, Michigan 48951	15.83%
JNL Aggressive Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	12.10%
JNL/JPMorgan Managed Moderate Growth Fund	1 Corporate Way Lansing, Michigan 48951	11.50%
JNL/JPMorgan Managed Aggressive Growth Fund	1 Corporate Way Lansing, Michigan 48951	9.16%
JNL Moderate Allocation Fund	1 Corporate Way Lansing, Michigan 48951	7.62%

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of June 8, 2026, no person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2025, the Fund paid no commissions to an affiliated broker.

During the fiscal year ended December 31, 2025, the Fund paid $1,818,059 in administration fees and $1,314,073 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the Amendments were approved.

VIII.       Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2025, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

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JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson National. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

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